PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule 424(b)(3) of
                                            the Rules and Regulations Under the
(To Prospectus dated June 7,                Securities Act of 1933
1999 and to the Prospectus
Supplements dated July 22,
1999, August 11, 1999,
September 3, 1999, October 5,
1999, November 12, 1999,                    Registration Statement No. 333-63563
December 28, 1999, February
24, 2000, March 3, 2000,
March 30, 2000, April 20, 2000
May 12, 2000, May 19, 2000,
August 4, 2000, August 16,
2000, September 15, 2000,
November 13, 2000, November
16, 2000, December 26, 2000
and January 22, 2001)





                               INSILCO HOLDING CO.

                                  COMMON STOCK
                        WARRANTS TO PURCHASE COMMON STOCK
                           PAY-IN-KIND PREFERRED STOCK

                        ---------------------------------


RECENT DEVELOPMENTS
-------------------

         On February 1, 2001, Donaldson, Lufkin & Jenrette Securities Corporation changed its name to Credit Suisse First Boston Corporation. All references in the Prospectus to Donaldson, Lufkin & Jenrette and Donaldson, Lufkin & Jenrette Securities Corporation are hereby amended to be references to Credit Suisse First Boston Corporation.


                        ---------------------------------


         This Prospectus Supplement, together with the Prospectus, is to be used by Credit Suisse First Boston Corporation in connection with offers and sale of the above-referenced securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. Credit Suisse First Boston Corporation may act as principal or agent in such transactions.



February 1, 2001